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                                                                    EXHIBIT 10.9

                                  EXCERPTS FROM
                                  ROUNDY'S INC.
                      CONSENT IN LIEU OF A SPECIAL MEETING
                                OF THE DIRECTORS

     The undersigned, being all of the members of the Board of Directors of Roundy's, Inc., a Wisconsin corporation (the "Corporation"), in lieu of holding a special meeting of the Board of Directors of the Corporation (the "Board"), do hereby take the following actions and adopt the following resolutions by unanimous written consent pursuant to Section 180.0821 of the Business Corporation Law of the State of Wisconsin:

                                      * * *

     VI. AMENDMENT TO SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

     WHEREAS, the Corporation maintains the Roundy's Inc. Supplemental Employee Retirement Plan (the "SERP"); and

     WHEREAS, the Corporation has reserved the right to amend the SERP from time to time; and

     WHEREAS, the Corporation desires to amend the SERP to provide enhanced benefits to Robert D. Ranus upon his retirement from the Corporation.

     RESOLVED, that the SERP be, and hereby is, amended by adopting and approving "Exhibit B to the Roundy's Inc. Supplemental Employee Retirement Plan," attached hereto as Exhibit C and made a part hereof, effective June 7, 2002.

                                      * * *


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                                    Exhibit B
                                    ---------

                                       to
                                       --

              Roundy's, Inc. Supplemental Employee Retirement Plan
              ----------------------------------------------------

Notwithstanding the actual Final Average Annual Earnings or Benefit Objective otherwise calculated for Participant Robert D. Ranus under the Plan, the actual benefit to be paid to Participant Robert D. Ranus shall be a monthly benefit of One Thousand Four Hundred Seventy-seven Dollars and 84 cents ($1,477.84), payable for fifteen (15) years, commencing January 1, 2003 and ending with the final monthly payment on December 1, 2017. This Exhibit B shall be effective on June 7, 2002, the day after the closing of the Share Exchange Agreement by and between Roundy's Acquisition Corp. and Roundy's Inc., dated April 8, 2002 (the "Share Exchange"). Accordingly, any increase in benefits payable to Robert D. Ranus as a result of the benefits payable under this Exhibit B shall not be included in the calculation of the change of control payment attributable to the Share Exchange provided for in Section 1(f) of the Trust under Roundy's Inc. Deferred Compensation Plan, dated March 19, 1996, as amended by the Trust Amendment dated May 26, 1999.